Exhibit 10.1

April 3, 2014
Re:    Separation Agreement and General Release
Dear Derek:
In connection with your separation from employment, LPL Financial Holdings Inc. (“Financial Holdings”) and LPL Financial LLC (the “Company”) are offering the terms described in this Separation Agreement and General Release (the “Separation Agreement”), provided that you execute the Separation Agreement.
No later than April 4, 2014 (the “Separation Date”), you will receive your final pay less all applicable withholdings and deductions. In addition, not later than sixty (60) days following the Separation Date, you will receive reimbursement for all reasonable business expenses incurred by you before the Separation Date, provided you submit them for reimbursement in accordance with the Company’s usual procedures for business expense reimbursement within thirty (30) days following the Separation Date. By signing below, you acknowledge and agree that the foregoing payments will be in full and complete satisfaction of any and all compensation due to you from the Company, whether for services provided to the Company or otherwise, through the Separation Date and that, except as expressly provided under this Separation Agreement, no further compensation is owed or will be paid to you. If you are enrolled in the Company’s health plans your coverage will continue through the end of this month and you will receive, under separate cover, information concerning your right to continue your health insurance benefits after the Separation Date in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (“COBRA”).
Please read this Separation Agreement, which includes a general release of claims, carefully. If you are willing to accept the terms and conditions offered by the Company, please sign this Separation Agreement in the space provided below and return it to Claudine Larreur, at the address provided in Paragraph 12.2 no later than 2:00 p.m., Pacific Time, on April 4, 2014. If you do not deliver to Claudine Larreur a signed copy of this Separation Agreement by 2:00 p.m., Pacific Time, on April 4, 2014, your employment will terminate effective as of such time. You should consult with an attorney before signing this Separation Agreement.
Please remember that you continue to be bound by confidentiality and other obligations (collectively, the “Surviving Obligations”), under your Confidentiality Agreement dated August 14, 2007 (the “Confidentiality Agreement”).
Prior to the close of business on the Separation Date, you should return to the Company any and all documents, materials and information related to the business of the Financial Holdings and its affiliates including, all copies, all keys, credit cards, computers, phones, PDAs and any other tangible property of the Company or its affiliates in your possession or control. This includes, but is not limited to, all materials and documents containing Confidential Information (as defined in the Confidentiality Agreement). To the extent you have any Confidential Information on any computer that is not being returned to the Company, such as your home computer, you must inform the Company of the existence of any such Confidential Information and must arrange with the Company to have such information deleted permanently.
The following numbered paragraphs set forth the terms of this Separation Agreement:
1.Parties. This Separation Agreement is made by and among Financial Holdings, the Company and Derek Bruton (“Employee”).

2.Acknowledgements and Agreements.
2.1.The Company shall permit the Employee to resign from his employment with the Company, effective as of 2:00 p.m., Pacific Time, on April 4, 2014.
2.2.Employee acknowledges and agrees that the opportunity to resign his employment with the Company constitutes adequate legal consideration for the promises and representations made by Employee in this Separation Agreement.
2.3.Employee acknowledges and agrees that automatically and immediately upon the Separation Date, all unvested stock options or restricted stock units held by the Employee will terminate and be forfeited in accordance with their terms. Employee further acknowledges and agrees that Employee’s rights under any outstanding equity awards, including the right to exercise vested stock options following the Separation Date are governed by the terms of any applicable equity award agreement and the 2005 Stock Option Plan, the 2008 Stock Option Plan and the 2010 Omnibus Equity Incentive Plan, as applicable.
2.4.Employee acknowledges and agrees that Employee (a) will be not be eligible for any benefits under the Company’s Executive Severance Plan and (b) has received all pay and other monies owed to Employee as of the last payroll date occurring before Employee signed this Separation Agreement, including accrued but unused paid time off, compensation, wages, bonuses, commissions and/or benefits.
2.5.Employee certifies that Employee has not experienced a job-related illness, injury or occupational disease for which Employee has not already filed a claim.
2.6.Employee acknowledges and agrees that Employee has received all of the leave Employee requested and for which Employee was eligible under the federal Family and Medical Leave Act and the California Family Rights Act, as well as any additional leave - paid or unpaid - previously owed to Employee by the Company.
2.7.Employee acknowledges and agrees that Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company or any Released Party (as defined in paragraph 3 below).
2.8.Employee acknowledges and agrees that Employee’s employment with the Company has not been terminated on the basis of age, race, sex, religion, national origin, physical disability or sexual orientation.
2.9.The Employee acknowledges and agrees that all copyrightable works that the Employee has created in the performance of his employment duties shall be considered “work made for hire.”
2.10.Employee acknowledges and agrees that the obligations and restrictions contained in paragraphs 7, 8, and 9 of this Separation Agreement (collectively with the Surviving Obligations, the “Restrictive Covenants”), including the time and scope of such Restrictive Covenants, have been specifically negotiated by sophisticated parties. The Employee acknowledges and agrees that the terms of the Restrictive Covenants: (i) are reasonable in light of all of the circumstances; (ii) are sufficiently limited to protect the legitimate interests of Financial Holdings or its direct or indirect subsidiaries (including the Company); (iii) impose no undue hardship; (iv) are not injurious to the public; (v) are essential to protect the business and goodwill of Financial Holdings or its direct or indirect subsidiaries (including the Company) and are a material term of this Separation Agreement which has induced the Company to agree to provide for the payments and benefits described in this Separation Agreement; and (vi) are necessary to protect the trade secrets of Financial Holdings or its direct or indirect subsidiaries.
2.11.Employee agrees that any breach or threatened breach by Employee of the Restrictive Covenants is likely to cause Financial Holdings or its direct or indirect subsidiaries not only financial harm, but substantial and irrevocable harm which is difficult to measure and for which money damages alone will not provide an adequate remedy. Therefore, in the event of any such breach or threatened breach, Employee agrees that in addition to such other remedies as may be available, Financial Holdings or its direct or indirect subsidiaries will be entitled to specific performance of the obligations by Employee and will be entitled to both temporary and permanent injunctive relief from a court or arbitral panel restraining such a breach or threatened breach (to the extent permitted by law), without Financial Holdings or its direct or indirect subsidiaries having to prove actual damages or post any surety or bond, and Employee waives the adequacy of a remedy at law as a defense to such relief.
3.General Release. Employee, on Employee’s own behalf, and on behalf of Employee’s heirs, family members, executors, agents, and assigns, unconditionally, irrevocably and absolutely releases and discharges the Company, and each parent and subsidiary corporation, division and affiliated corporation, partnership or other affiliated entity of the Company, past and present, as well as its and their respective former, present and future managers, officers, directors, employees, agents, shareholders, employee benefits plans (and the administrators and fiduciaries thereof), successors and assigns, and all those connected with any of them, in their official and personal capacities, (collectively, the “Released Parties”), from all claims, damages, sums of money, demands, complaints, actions, suits, obligations, omissions, rights, agreements or any other liabilities or causes of action of whatever nature, whether known or unknown, asserted or unasserted, actual or potential, in law or equity, that the Employee ever had, now has or shall have against the Released Parties arising out of or relating to any event occurring or circumstance existing up to the date the Employee signs this Separation Agreement, including but not limited to those arising out of or relating to the Employee’s employment with the Company, the termination of such employment and any severance benefits. This general release of claims is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims including, but not limited to, alleged violations of Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, Executive Order 11246, the Occupational Safety and Health Act, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the California Family Rights Act, the California Labor Code, the California Constitution, the California Industrial Welfare Commission Wage Orders, the California Fair Employment and Housing Act, and the California Government Code, all as amended; any other federal, state and local law, regulation, or other requirement relating to employment; and rights under the Company’s Executive Severance Plan. This general release includes claims for intentional or negligent infliction of emotional distress, retaliation, defamation, invasion of privacy, personal injury, public policy or breach of written or oral contract, agreement or understanding, express or implied and all claims for attorneys’ fees, costs and expenses.
Excluded from the general release in the immediately preceding paragraph are: (i) rights and claims which cannot be waived by law, including claims for workers’ compensation, unemployment compensation, accrued and vested retirement benefits, and claims arising after the date of this Separation Agreement; and (ii) claims for breach of this Separation Agreement. Also excluded from the general release are the Employee’s rights to file a charge with an administrative agency (such as the U.S. Equal Employment Opportunity Commission) or participate in an agency investigation. The Employee is, however, waiving all rights to receive money or other individual relief in connection with an administrative charge, covered by the general release above, regardless of whether that charge is filed by the Employee, on the Employee’s behalf, or on behalf of a group or class to which the Employee purportedly belongs.
By signing this Separation Agreement and receiving all or part of the benefits described herein, the Employee acknowledges this Separation Agreement as a full and final accord and satisfaction and general release of all claims, known or unknown, except as set forth in the immediately preceding paragraph.
4.California Civil Code Section 1542 Waiver. By signing this Separation Agreement and receiving the opportunity to resign his employment, Employee acknowledges this Separation Agreement as a full and final accord and satisfaction and general release of all claims, known or unknown. If Employee works or resides in California, Employee acknowledges that Employee is familiar with that portion of Section 1542 of the Civil Code of the State of California which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF

KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Employee specifically waives any right which Employee has under Section 1542. In connection with that section, Employee is aware that Employee may hereafter discover claims or facts in addition to or different from those Employee now knows or believes to exist with respect to the subject matter of this Separation Agreement. Employee nonetheless settles and releases all claims which Employee may have against the Released Parties.
5.Covenant Not To Sue. A “covenant not to sue” is a legal term which means you promise not to file a lawsuit in court. It is different from the General Release in paragraph 3 above. In addition to releasing claims covered by that General Release, Employee agrees never to sue Financial Holdings or the Company in any forum for any reason covered by that General Release. Notwithstanding this Covenant Not To Sue, Employee may bring a claim against Financial Holdings or the Company to enforce this Separation Agreement. Employee agrees that if Employee sues any of the Released Parties in violation of this Separation Agreement, Employee: (i) shall be liable to any of such Released Parties for its reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit; or alternatively (ii) Financial Holdings can, to the extent permitted by law, require Employee to return all but One Thousand Dollars ($1,000.00) of the benefits provided to Employee under this Separation Agreement. In that event, the Released Parties shall be excused from any remaining obligations that exist solely because of this Separation Agreement.
6.Representation Concerning Filing of Legal Actions. Employee represents that, as of the date the Employee signs this Separation Agreement, Employee has not filed any lawsuits, complaints, petitions, claims or other accusatory pleadings against the Company or any other Released Party in any court.
7.Nondisparagement.
7.1.Employee agrees that Employee will not make or publish any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the reputation or business practices or conduct of the Company or the other Released Parties. However, nothing in this Separation Agreement prevents Employee from providing truthful, accurate information to someone outside the Company if Employee is subpoenaed or otherwise specifically required to do so by law. Employee agrees that the obligations under this paragraph 7.1 are material terms of this Separation Agreement and that the Company shall have the right to relief as set forth in paragraph 2.11.
7.2.The Company agrees that it will instruct its officers holding the title of Managing Director and above and its directors, as well as those employees of the Company who directly participated prior to the date hereof in the investigation of the Employee’s interactions with other employees of the Company, not to make or publish any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame the reputation or business practices of the Employee. However, nothing in this Separation Agreement prevents the Company or the other Released Parties (a) from providing truthful, accurate information to any person, government agency, regulatory body or self-regulatory organization if such employee, officer or director is subpoenaed or otherwise specifically required to do so by law or (b) from making any disclosures, public or otherwise, that such Released Party determines in its sole discretion to be necessary, appropriate or desirable in connection with the rules or regulations of, any communication with or any request by, any government agency, regulatory body or self-regulatory organization, including without limitation, state regulators, the Securities and Exchange Commission and the Financial Industry Regulatory Authority, Inc.
8.Confidential Information; Assignment of Rights to Intellectual Property
8.1.Confidential Information. Employee reaffirms the validity of, and Employee’s agreement to abide by, the terms of the Confidentiality Agreement. In addition, Employee agrees not to disclose to any third party or otherwise use any “Confidential Information” of the Company, except as required by valid subpoena, court order or request of any federal, state or local authority, provided, to the extent permitted by law, the Employee has provided to Financial Holdings as much notice as practicable of any such compelled disclosure to afford Financial Holdings an opportunity to seek protection of the Confidential

Information. For purposes of this Paragraph 8, “Confidential Information” means all information, knowledge or data, in any form or media, belonging or relating to Financial Holdings or its direct or indirect subsidiaries, including the Company, or its or their respective customers, which is of value to Financial Holdings or its direct or indirect subsidiaries and the disclosure of which could result in competitive or other disadvantage to any of them. Confidential Information includes but is not limited to: documents, records, personnel information, communications, reports, forecasts, processes, methods of operation, arrangements, policies, strategic initiatives, insights or plans, trade secrets, know-how, plus any non-public information to which Employee had access during the Employee’s employment with the Company related to the Company’s business, patents, trademarks, customers, computer programs, finances, financing, marketing, operations, pricing, pay and performance of employees besides Employee, research, and strategies. Confidential Information shall not include, however, information which is or becomes generally known to the public through no fault of any person or that is not otherwise protectable under applicable law. Employee acknowledges that Confidential Information is the property of Financial Holdings or its direct or indirect subsidiaries.
8.2.Assignment of Rights to Intellectual Property. The Executive hereby assigns to the Company the Employee’s full right, title and interest in and to all any invention, formula, process, discovery, development, design, innovation or improvement (whether or not patentable or registrable under copyright statutes) made, conceived, or first actually reduced to practice by the Executive solely or jointly with others, during his employment by Financial Holdings or its direct or indirect subsidiaries, including the Company. The Employee shall execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by Financial Holdings to assign the Intellectual Property to the Company (or its designee) and to permit the Company or such designee to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. Notwithstanding the foregoing, to the extent this Paragraph 8.2 is subject to the provisions of California Labor Code Sections 2870, 2871 and 2872, Employee’s obligation to assign the Employee’s right, title and interest throughout the world in and to all Intellectual Property does not apply to any inventions, designs, developments, contributions to or improvements of any works of authorship, inventions, intellectual property, materials, documents or other work product (including, without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content or audiovisual materials) (“Works”) that the Employee developed entirely on his own time without using the equipment, supplies, facilities, or Confidential Information of Financial Holdings or its direct or indirect subsidiaries (including the Company) except for those Works developed or created either alone or with third parties, at any time during Employee’s employment by Financial Holdings or its direct or indirect subsidiaries (including the Company) and within the scope of such employment and/or with the use of any resources of Financial Holdings or its direct or indirect subsidiaries (including the Company), that either: (i) relate to either the business of Financial Holdings or its direct or indirect subsidiaries (including the Company), at the time of conception or reduction to practice of the Work, or actual or demonstrably anticipated research or development of Financial Holdings or its direct or indirect subsidiaries (including the Company); or (ii) result from any Work performed by the Employee for Financial Holdings or its direct or indirect subsidiaries (including the Company). Except as excluded in the sentence above, Employee acknowledges and agrees that all Intellectual Property shall belong to the Company. Executive shall disclose all Works to the Financial Holdings, even if the Employee does not believe that Employee is required under this Separation Agreement, or pursuant to California Labor Code Section 2870, to assign her interest in such Works to the Company (or its designee).
9.Return of Company Property, Processing Expenses. Employee understands and agrees that as a condition of receiving the opportunity to resign his employment, Employee must have returned all Company property to the Company, including but not limited to all phones, laptops, Blackberries, iPads and/or other PDA devices, keys, credit cards, calling cards, procurement card, identification cards, vehicles, and home office equipment. By signing this Separation Agreement, Employee represents and warrants that Employee has returned to the Company all Company property, data and information belonging to the Company, including but not limited to Confidential Information, and agrees that Employee will not use or disclose to others any confidential or proprietary information of the Company or the Released Parties. Employee represents that Employee has submitted all business expenses for processing or will do so within thirty (30) days following the Separation Date and has paid for all personal expenses charged to Employee’s corporate American Express Card.
10.Cooperation. Employee agrees to cooperate fully with the Released Parties upon request and without further compensation in connection with: (i) investigating or responding to any administrative, regulatory or judicial investigation or proceeding, including seeking a protective order in connection with any compelled disclosure of Confidential Information by Employee; (ii) any dispute with a third party, including any mediation or arbitration; and (iii) any other matter related to or arising from Employee’s employment with the Company. This includes, without limitation, being available to Financial Holdings or the Company for interviews and factual investigations, appearing at the request of Financial Holdings or the Company to give testimony without requiring service of a subpoena or other legal process, providing to any such party requested information and documents, and promptly executing and/or delivering whatever acknowledgements, instruments, certificates, and other documents may be necessary or appropriate in the judgment of Financial Holdings or the Company to protect their respective interests.
11.No Admissions. By entering into this Separation Agreement, none of Financial Holdings or any or its direct or indirect subsidiaries makes any admission that it has engaged in any unlawful or otherwise improper conduct. The parties understand and agree that this Separation Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.
12.Additional Employee Acknowledgements.
12.1.Employee has been advised by this Separation Agreement to consult with an attorney prior to signing this Separation Agreement.
12.2.Employee has until 2:00 p.m., Pacific Time, on April 4, 2014 to sign and return this Separation Agreement. Employee must deliver or email (followed by delivery of the original) the executed Separation Agreement to LPL Financial LLC, 4707 Executive Drive, San Diego, CA 92121, Attention: Claudine Larreur.
13.Severability. In the event any provision of this Separation Agreement is held unenforceable by a court of competent jurisdiction, the unenforceable provision shall be deemed deleted and the rest of the Separation Agreement shall remain in effect.
14.Full Defense. This Separation Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other judicial proceeding that may be brought or attempted by Employee in breach hereof.
15.Applicable Law. The validity, interpretation and performance of this Separation Agreement shall be governed by the laws of the United States of America and, to the extent not preempted thereby by the laws of the State of California, in either case without reference to the choice of law principles thereof. The pay and benefits provided under this Separation Agreement are intended to be exempt from or, to the extent it is subject thereto, to comply with Section 409A of the Code and shall be interpreted on a basis consistent with such intent.
16.Entire Agreement; Modification; Waiver. This Separation Agreement is the entire agreement between the parties and supersedes and cancels any and all other agreements, written or oral, between the parties, except (a) as expressly provided in Sections 2.3 and 8.1 of this Separation Agreement and (b) the Confidentiality Agreement. This Separation Agreement may be amended only by a written instrument executed by the parties hereto. No delay or omission by Financial Holdings or its direct or indirect subsidiaries in exercising any right under this Separation Agreement will operate as a waiver of that or any other right. A waiver or consent given by Financial Holdings or its direct or indirect subsidiaries on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

By signing in the space below, you accept the terms of this Separation Agreement. You should return the signed agreement to Claudine Larreur by 2:00 p.m., Pacific Time, on April 4, 2014.
If you have questions, please feel free contact me.

Very truly yours,
LPL FINANCIAL HOLDINGS INC. By: /s/ David P. Bergers David P. Bergers General Counsel
LPL FINANCIAL LLC By: /s/ David P. Bergers David P. Bergers Managing Director

I ACKNOWLEDGE AND AGREE THAT I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS SEPARATION AGREEMENT; THAT I HAVE CAREFULLY READ AND UNDERSTAND ALL OF THE PROVISIONS OF THIS SEPARATION AGREEMENT; AND THAT I AM VOLUNTARILY ENTERING INTO THIS SEPARATION AGREEMENT, INCLUDING THE GENERAL RELEASE.

/s/ Derek Bruton        Dated: April 4, 2014
Derek Bruton